Exhibit 13.1

Certification by the Principal Executive Officer and Principal Financial Officer pursuant to
18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), John Cotterell, Chief Executive Officer of ENDAVA PLC (the “Company”), and Mark Thurston, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

(1)	The Company’s Annual Report on Form 20-F for the year ended June 30, 2023, to which this Certification is attached as Exhibit 13.1 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 19, 2023

/s/ John Cotterell
Name:	John Cotterell
Title:	Chief Executive Officer (Principal Executive Officer)

/s/ Mark Thurston
Name:	Mark Thurston
Title:	Chief Financial Officer (Principal Financial Officer)